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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-84290 and 333-99483 of Hanover Capital Mortgage Holdings, Inc. on Form S-8 of our reports dated March 20, 2003, appearing and incorporated by reference in this Annual Report on Form 10-K of Hanover Capital Mortgage Holdings, Inc. and Subsidiaries for the fiscal year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 28, 2003